EXHIBIT 23 J(1)

                         CONSENT OF BRAD A. KINDER, CPA

We consent to the reference to our firm under the heading "Financial Highlights" in the prospectus; and to the use of our report dated September 10, 2003, on our audit of the financial statements of The Shepherd Large Cap Growth Fund constituting part of Post-Effective Amendment No. 16 to the Dominion Funds, Inc. registration statement on Form N-1A.

                                             Brad A. Kinder, CPA

Flower Mound, Texas
October 31, 2003